UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________

FORM 8-K
_______________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2015
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SWISHER HYGIENE INC.
(Exact name of registrant as specified in its charter)
_______________________________

Delaware
(State or Other Jurisdiction of Incorporation)

001-35067	27-3819646
(Commission File Number)	(I.R.S. Employer Identification No.)

4725 Piedmont Row Drive, Suite 400 Charlotte, North Carolina	28210
(Address of Principal Executive Offices)	(Zip Code)

(704) 364-7707
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On May 15, 2015, the Audit Committee of the Board of Directors of Swisher Hygiene Inc. (the “Company”) approved the dismissal of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm, effective May 18  2015.

BDO’s report on the Company’s financial statements for the years ended December 31, 2014 and December 31, 2013 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the report for the year ended December 31, 2014 contained a going concern explanatory paragraph.

BDO and management of the Company had several disagreements and discussions that arose in connection with completing the audit and filing the Company's Form 10-K for the year ended December 31, 2014 (the "Form 10-K"), which were comprised of the following:

(i)
The Company’s assessment of internal control over financial reporting, with the assistance of internal audit, concluded that no material weaknesses and one significant deficiency existed as of December 31, 2014. BDO’s audit procedures concluded that twelve material weaknesses and five significant deficiencies were present;

(ii)
The Company’s analysis regarding its ability to continue as a going concern concluded that no going concern issues were present. BDO’s analysis, which was based on historical trends and current information led to discussion in the Form 10-K that there was substantial doubt regarding the Company’s ability to continue as a going concern;

(iii)	The Company’s process and initial analysis regarding the retrospective review of its historical bad debt write-offs and the recorded bad debt reserve; and
(iv)	Numerous discussions regarding the Company’s process to substantiate and account for its dish machine assets.

Items (iii) and (iv) resulted in adjustments to the financial statements initially presented to BDO. All of the matters noted in (i) through (iv) above were brought to the attention of and discussed with the audit committee by BDO. BDO was ultimately satisfied with the final resolution and disclosure of these matters in the Company’s Form 10-K. There were no restrictions placed on BDO by the Company with regard to any inquiries made by the successor independent registered public accounting firm.

Other than as disclosed above, in connection with BDO’s audits of the Company’s financial statements for the years ended December 31, 2014 and December 31, 2013, and through the interim period ended May 18, 2015, the Company has had no additional disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of the disagreements in connection with its reports on Swisher’s financial statements for such periods, and there were no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K, except for the disagreements and discussions set forth in (i) through (iv) above, the going concern explanatory paragraph included in BDO’s report for the year ended December 31, 2014, and the material weaknesses identified in Swisher’s internal control over financial reporting for the fiscal year ended December 31, 2014, as reported in the Form 10-K.

The Company provided BDO with a copy of the foregoing disclosures and requested BDO to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not BDO agrees with the disclosures. The Company will file such letter by amendment to this Current Report on Form 8-K.

On May 15, 2015, the Company’s Audit Committee also approved the engagement of Grant Thornton LLP (“Grant Thornton”)  as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.  The engagement of Grant Thornton is effective May 19, 2015. During the fiscal years ended December 31, 2014 and December 31, 2013, and the subsequent interim period through May 19, 2015, neither the Company nor anyone on its behalf consulted with Grant Thornton regarding either (i) the application of accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on the Company’s financial statements, and Grant Thornton did not provide written reports or oral advice that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue during such periods, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(i)(iv) of Regulation SK and related instructions to such item) or a reportable event (as described in Item 304(a)(i)(v) of regulation SK).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWISHER HYGIENE INC.

Date: May 21, 2015	By:	/s/ William T. Nanovsky
William T. Nanovsky
Senior Vice President and Chief Financial Officer